Exhibit (n)(ii)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints John C. Ball as his or her true and lawful attorney-in-fact to execute and sign the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 of The Gabelli Equity Trust (the “Fund”), and all amendments and supplements thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Fund, par value $0.001 per share, any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the Trustees themselves might or could do.

December 29, 2023

IN WITNESS WHEREOF, each of the undersigned Directors have hereunto set their hand on the date first written above.

Mario J. Gabelli

/s/ Elizabeth C. Bogan
Elizabeth C. Bogan

/s/ James P. Conn
James P. Conn

/s/ Frank J. Fahrenkopf, Jr.
Frank J. Fahrenkopf, Jr.

/s/ Michael J. Ferrantino
Michael J. Ferrantino

/s/ Leslie F. Foley
Leslie F. Foley

/s/ William F. Heitmann
William F. Heitmann

Laura Linehan

/s/ Agnes Mullady
Agnes Mullady

/s/ Salvatore J. Zizza
Salvatore J. Zizza

[Signature Page to Power of Attorney for Registration Statement on Form N-2 of The Gabelli Equity Trust Inc.]